SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): NOVEMBER 20, 2000
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                               C-PHONE CORPORATION
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             (Exact name of registrant as specified in its charter)



          New York                     0-24424                    06-1170506
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(State or Other Jurisdiction        (Commission)                (IRS Employer
     of Incorporation)              File Number)             Identification No.)




6714 Netherlands Drive, Wilmington, North Carolina                  28405
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      (Address of principal executive offices)                    (Zip Code)




       Registrant's telephone number, including area code: (910) 395-6100
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                                       N/A
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          (Former name or former address, if changed since last report)


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ITEM 6.     OTHER EVENTS.

On November 20, 2000, C-Phone Corporation announced that it was winding down its videoconferencing operations and laying off about one-third of its 32 employees. C-Phone intends to sell its remaining inventory and attempt to license its technology, while also considering strategic alternatives such as a business combination or a complete liquidation.

In spite of the previously disclosed cost cutting measures and change in sales and marketing focus, C-Phone was unable to successful generate sufficient revenues to cover operating costs. In addition, strategic relationships with potential partners and customers failed to develop due, in part, to the inability to securing necessary financing by these potential customers or C-Phone. C-Phone also had been exploring strategic initiatives.

A small core group of employees required to maintain minimal operations during the period in which C-Phone will explore its alternatives (or to implement an orderly winding up of its affairs) will continue for a limited period of time.

As a result of C-Phone's current commitments and contingencies, it is not currently known whether the proceeds from a sale or liquidation would be sufficient to permit an eventual distribution to C-Phone shareholders.

ITEM 7.     FINANCIAL STATEMENTS  AND EXHIBITS.

            (c) Exhibits.

            99.   Press Release, dated November 20, 2000

                               * * * * * * * * * *


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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          C-PHONE CORPORATION


                                          By: /s/ PAUL H. ALBRITTON
                                              ---------------------------------
                                              President and Chief Executive

Date: November 20, 2000

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